EXHIBIT C

                            PURCHASE LETTER AGREEMENT

                             World Wide Capital, Co.
                              Prentice Point Tower
            5299 DTC Boulevard, Suite 802 Greenwood Village, CO 80111
                        (303) 721-6292 Fax (303) 721-6390


                           Saturday, December 12, 1998


Mr. Lloyd L. Fields
425 Castle Place
Beverly Hills, CA 90210

Dear Lloyd:

This is to confirm the purchase of 3,650,000 shares of common stock of Vitro Diagnostics, Inc. by World Wide Capital, Inc. This transaction is pending the expiration at 5:00 P.M. on December 16, 1998 of your stock option agreement dated 11/19/98.

The purchase price is $1 million net. The settlement date is December 18, 1998. Funds will be wired to a bank or financial institution of your choice.

If this agreement is not executed in whole by midnight December 18, 1998, it will be null and void without penalty to any party.

Please sign this agreement and fax it back to me at (719) 942-3058.

EXECUTED BY:



-------------------------------            -------------------------------------
Brett G. Brubaker                          Lloyd L. Fields
Partner